Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☒

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

a National Banking Association	94-1347393
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip Code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address, including zip code, and telephone number, including area code, of agent of service)

LOCAL INSIGHT REGATTA HOLDINGS, INC.

(Exact name of obligor as specified in its charter)

(See table of additional registrants on following page)

Delaware	20-8046735
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

188 Inverness Drive West Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

11.00% Series B Senior Subordinated Notes due 2017

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Local Insight Yellow Pages, Inc.	Ohio	34-1458335
Local Insight Listing Management, Inc.	Pennsylvania	25-1737524
The Berry Company LLC	Colorado	26-2037899

(1)	The address and telephone number of each co-registrant’s principal executive offices is c/o Local Insight Regatta Holdings, Inc., 188 Inverness Drive West, Englewood, Colorado 80112, 303-899-7300.

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Affiliations.

Not applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3	See Exhibit 2.

Exhibit 4	Copy of By-laws of the trustee as now in effect.***

Exhibit 5	Not applicable.

Exhibit 6	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8	Not applicable.

Exhibit 9	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 15th day of September, 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

Exhibit 6

September 15, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2008, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,596
Interest-bearing balances		1,300
Securities:
Held-to-maturity securities		0
Available-for-sale securities		79,851
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		16,407
Securities purchased under agreements to resell		1,588
Loans and lease financing receivables:
Loans and leases held for sale		15,750
Loans and leases, net of unearned income	312,876
LESS: Allowance for loan and lease losses	5,239
Loans and leases, net of unearned income and allowance		307,637
Trading Assets		7,940
Premises and fixed assets (including capitalized leases)		4,226
Other real estate owned		898
Investments in unconsolidated subsidiaries and associated companies		438
Intangible assets
Goodwill		10,674
Other intangible assets		20,560
Other assets		22,462

Total assets		$503,327

LIABILITIES
Deposits:
In domestic offices		$276,306
Noninterest-bearing	68,344
Interest-bearing	207,962
In foreign offices, Edge and Agreement subsidiaries, and IBFs		66,966
Noninterest-bearing	7
Interest-bearing	66,959
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,834
Securities sold under agreements to repurchase		5,392

Dollar Amounts In Millions
Trading liabilities	6,205
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	64,435
Subordinated notes and debentures	11,005
Other liabilities	20,086

Total liabilities	$459,229

Minority interest in consolidated subsidiaries	156

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	27,686
Retained earnings	16,159
Accumulated other comprehensive income	(423)
Other equity capital components	0

Total equity capital	43,942

Total liabilities, minority interest, and equity capital	$503,327

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Carrie Tolstedt